The Grocery REITPhillips Edison-ARC Grocery Center REIT II 1 Phillips Edison Grocery Center REIT I, Inc. First Quarter 2016 Results www.grocerycenterREIT1.com 888.518.8073 Exhibit 99.1

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 2 Agenda • Portfolio & Results • Financials • Strategy R. Mark Addy - President and COO

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 3 Forward-Looking Statement Disclosure This presentation and the corresponding call may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity, capital resources and debt profile, the Company’s estimated value per share of its common stock, the funding available under its share repurchase program and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, such as the risks that retail conditions may adversely affect our base rent and, subsequently, our income, and that our properties consist primarily of retail properties and our performance, therefore, is linked to the market for retail space generally, as well as other risks described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation, the corresponding call and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 4 Q1 2016 Portfolio Highlights • 147 properties • 28 states • 24 leading grocery anchors • 15.6 million square feet • 95.8% occupied • 80% of rents from grocer, national and regional tenants Information as of 3/31/2016.

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 5 Q1 2016 Portfolio Results Grocer % of AER # ofLocations Kroger 8.9% 37 Publix 8.0% 31 Albertsons-Safeway 4.5% 13 Ahold USA 3.5% 6 Giant Eagle 3.0% 7 Top 5 Grocers by % of Annualized Effective Rent (AER) Annualized Effective Rent by Tenant Type Annualized Effective Rent by Tenant Industry We calculate annualized effective rent as monthly contractual rent as of March 31, 2016, multiplied by 12 months, less any tenant concessions. Grocery 42.3% National and Regional 37.7% Local 20.0% Grocery 42.3% Retail Stores 22.4% Services 21.7% Restaurants 13.6%

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 6 Q1 2016 Same-Center Net Operating Income Strong Same-Center NOI Growth* *Represents 133 properties that we owned and operational for the entire portion of both comparable reporting periods, excluding properties classified as redevelopment during either of the periods presented. (1) Excludes straight-line rental income and the net amortization of above- and below-market leases. Three Months Ended March 31, (in 000s) 2016 2015 $ Change % Change Revenues: Rental income(1) $ 42,076 $ 40,622 $ 1,454 Tenant recovery income 14,556 13,173 1,383 Other property income 146 298 (152) 56,778 54,093 2,685 5.0% Operating expenses: Property operating expenses 9,277 9,454 (177) Real estate taxes 8,438 7,540 898 17,715 16,994 721 4.2% Total Same-Center NOI $ 39,063 $ 37,099 $ 1,964 5.3%

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 7 Q1 2016 Financials Three Months Ended March 31, (In 000s) 2016 2015 $ Change Net Income Attributable to Stockholders $ 2,219 $ 4,971 $ (2,752) Funds from Operations (FFO) $ 27,538 $ 29,367 $ (1,829) Modified Funds from Operations (MFFO) $ 25,842 $ 29,170 $ (3,328)

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 8 Q1 2016 Financials Prudent Debt Strategy • Debt to Enterprise Value: 29.8%* • Weighted-Average Interest Rate: 3.5% • Weighted-Average Years to Maturity: 3.5 • Fixed-rate debt: 82.2% • Variable-rate debt: 17.8% *Calculated as net debt (total debt, excluding below-market debt adjustments and deferred financing costs, less cash and cash equivalents) as a percentage of enterprise value (equity value, calculated as total common shares and OP units outstanding multiplied by the estimated value per share of $10.20, plus net debt).

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 9 Company Updates • Reaffirmed est. NAV/share of $10.20 as of March 31, 2016* • Tender Offer** • Share Repurchase Program Status * Please note that the estimated value per share is not intended to represent an enterprise or liquidation value of our company. It is important to remember that the estimated value per share may not reflect the amount you would obtain if you were to sell your shares or if we liquidated our assets. Further, the estimated NAV per share is as of a moment in time, and the value of our shares and assets may change over time as a result of several factors including, but not limited to, future acquisitions or dispositions, other developments related to individual assets, and changes in the real estate and capital markets, and we do not undertake to update the estimated NAV per share to account for any such events. You should not rely on the estimated NAV per share as being an accurate measure of the then-current value of your shares in making a decision to buy or sell your shares, including whether to participate in our dividend reinvestment plan or our share repurchase program. For a description of the methodology and assumptions used to determine the estimated NAV per share, see Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2015. **This presentation is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The full details of the Company’s self-tender offer, including complete instructions on how to tender shares, are included in the Offer to Purchase, the Letter of Transmittal and other related materials that have been distributed to stockholders and have been filed with the SEC. Stockholders may obtain free copies of the Offer to Purchase, the Letter of Transmittal and other related materials that the Company has filed with the SEC at the SEC’s website at http://www.sec.gov or by calling DST Systems, Inc., the information agent for the tender offer, at 844-417-4162.  Questions and requests for assistance by stockholders may be directed to DST Systems, Inc. at 844-417-4162. In addition, stockholders may obtain free copies of the Company’s filings with the SEC from the Company’s website at http://www.grocerycenterreit1.com.

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 10 Summary • Strong start to 2016 • Strategic focus on property acquisitions • Value creation for shareholders

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 11 Appendix

Reconciliation of Non-GAAP Financials

We present Same-Center Net Operating Income ("Same-Center NOI") as a supplemental measure of our performance. We define Net Operating Income ("NOI") as total operating revenues less property operating expenses, real estate taxes, and non-cash revenue items. Same-Center NOI represents the NOI for the 133 properties that were owned and operational for the entire portion of both comparable reporting periods, except for those properties we classify as redevelopment during either of the periods presented. A property is removed from the same-center pool and classified as redevelopment when it is being repositioned in the market and such repositioning is expected to have a significant impact on property operating income. While there is judgment surrounding changes in designations, once a redevelopment property has stabilized, it is typically moved to the same-center pool the following year. Currently, we have identified five properties that we classify as redevelopment properties. We believe that NOI and Same-Center NOI provide useful information to our investors about our financial and operating performance because each provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income. Because Same-Center NOI excludes the change in NOI from properties acquired after December 31, 2014 and those considered redevelopment properties, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, our Same-Center NOI may not be comparable to other REITs.

Same-Center NOI should not be viewed as an alternative measure of our financial performance since it does not reflect the operations of our entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition expenses, interest expense, depreciation and amortization, other income, or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties that could materially impact our results from operations.

The table below is a comparison of the Same-Center NOI for the quarter ended March 31, 2016, to the quarter ended March 31, 2015 (in thousands):

(in 000s)	2016	2015	$ Change	% Change
Revenues:				
Rental income[1]	$ 42,076	$ 40,622	$ 1,454	
Tenant recovery income	14,556	13,173	1,383	
Other property income	146	298	(152)	
	56,778	54,093	2,685	5.0%
Operating expenses:				
Property operating expenses	9,277	9,454	(177)	
Real estate taxes	8,438	7,540	898	
	17,715	16,994	721	4.2%
Total Same-Center NOI	$ 39,063	$ 37,099	$ 1,964	5.3%

(1) Excludes straight-line rental income and the net amortization of above- and below-market leases.

PHILLIPS EDISON
GROCERY CENTER REIT I

12

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 13 Reconciliation of Non-GAAP Financials Below is a reconciliation of net income (loss) to Same-Center NOI for the three months ended March 31, 2016 and 2015 (in thousands): Funds from Operations and Modified Funds from Operations Funds from operations (“FFO”) is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. We use FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) to be net income, computed in accordance with accounting principles generally accepted in the United States of America (“GAAP”) excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of depreciable real estate property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets and impairment charges, and after related adjustments for unconsolidated partnerships, joint ventures and noncontrolling interests. We believe that FFO is helpful to our investors and our management as a measure of operating performance because, when compared year to year, it reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which are not immediately apparent from net income. 2016 2015 Net income $ 2,253 $ 5,039 Adjusted to exclude: Interest expense, net 7,759 6,794 Other expense, net 116 120 General and administrative expenses 7,553 2,362 Acquisition expenses 20 1,735 Depreciation and amortization 25,706 24,730 Net amortization of above- and below-market leases (272) (178) Straight-line rental income (911) (1,244) NOI 42,224 39,358 Less: NOI from centers excluded from Same-Center (3,161) (2,259) Total Same-Center NOI $ 39,063 $ 37,099

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 14 Reconciliation of Non-GAAP Financials   Since the definition of FFO was promulgated by NAREIT, GAAP has expanded to include several new accounting pronouncements, such that management and many investors and analysts have considered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, we use modified funds from operations (“MFFO”), which excludes from FFO the following items: • acquisition fees and expenses; • straight-line rent amounts, both income and expense; • amortization of above- or below-market intangible lease assets and liabilities; • amortization of discounts and premiums on debt investments; • gains or losses from the early extinguishment of debt; • gains or losses on the extinguishment of derivatives, except where the trading of such instruments is a fundamental attribute of our operations; • gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting; • losses related to the vesting of Class B units issued to PE-NTR and our previous advisor, American Realty Capital II Advisors, LLC (“ARC”), in connection with asset management services provided; and • adjustments related to the above items for joint ventures and noncontrolling interests and unconsolidated entities in the application of equity accounting. We believe that MFFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods and, in particular, after our acquisition stage is complete, because MFFO excludes acquisition expenses that affect operations only in the period in which the property is acquired. Thus, MFFO provides helpful information relevant to evaluating our operating performance in periods in which there is no acquisition activity.

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 15 Reconciliation of Non-GAAP Financials Many of the adjustments in arriving at MFFO are not applicable to us. Nevertheless, as explained below, management’s evaluation of our operating performance may also exclude items considered in the calculation of MFFO based on the following economic considerations. • Adjustments for straight-line rents and amortization of discounts and premiums on debt investments—GAAP requires rental receipts and discounts and premiums on debt investments to be recognized using various systematic methodologies. This may result in income recognition that could be significantly different than underlying contract terms. By adjusting for these items, MFFO provides useful supplemental information on the realized economic impact of lease terms and debt investments and aligns results with management’s analysis of operating performance. The adjustment to MFFO for straight-line rents, in particular, is made to reflect rent and lease payments from a GAAP accrual basis to a cash basis. • Adjustments for amortization of above- or below-market intangible lease assets—Similar to depreciation and amortization of other real estate-related assets that are excluded from FFO, GAAP implicitly assumes that the value of intangibles diminishes ratably over the lease term and should be recognized in revenue. Since real estate values and market lease rates in the aggregate have historically risen or fallen with market conditions, and the intangible value is not adjusted to reflect these changes, management believes that by excluding these charges, MFFO provides useful supplemental information on the performance of the real estate. • Gains or losses related to fair-value adjustments for derivatives not qualifying for hedge accounting—This item relates to a fair value adjustment, which is based on the impact of current market fluctuations and underlying assessments of general market conditions and specific performance of the holding, which may not be directly attributable to current operating performance. As these gains or losses relate to underlying long-term assets and liabilities, management believes MFFO provides useful supplemental information by focusing on the changes in core operating fundamentals rather than changes that may reflect anticipated, but unknown, gains or losses. • Adjustment for gains or losses related to early extinguishment of derivatives and debt instruments—Similar to extraordinary items excluded from FFO, these adjustments are not related to continuing operations. By excluding gains or losses related to early extinguishment of derivatives and debt instruments and write-offs of unamortized deferred financing fees, management believes that MFFO provides supplemental information related to sustainable operations that will be more comparable between other reporting periods and to other real estate operators. Neither FFO nor MFFO should be considered as an alternative to net income or income from continuing operations under GAAP, nor as an indication of our liquidity, nor is either of these measures indicative of funds available to fund our cash needs, including our ability to fund distributions. MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate our business plan in the manner currently contemplated. Accordingly, FFO and MFFO should be reviewed in connection with other GAAP measurements. FFO and MFFO should not be viewed as more prominent measures of performance than our net income or cash flows from operations prepared in accordance with GAAP. Our FFO and MFFO as presented may not be comparable to amounts calculated by other REITs. The following section presents our calculation of FFO and MFFO and provides additional information related to our operations. As a result of the timing of the commencement of our initial public offering and our active real estate operations, FFO and MFFO are not relevant to a discussion comparing operations for the periods presented.

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 16 Reconciliation of Non-GAAP Financials   (in 000s) 2016 2015 Calculation of FFO Net income (loss) attributable to stockholders $ 2,219 $ 4,971 Adjustments: Depreciation and amortization of real estate assets 25,706 24,730 Noncontrolling interest (387) (334) FFO attributable to common stockholders $ 27,538 $ 29,367 Calculation of MFFO FFO attributable to common stockholders $ 27,538 $ 29,367 Adjustments: Acquisition expenses 20 1,735 Net amortization of above- and below-market leases (272) (178) Write-off of unamortized deferred financing fees (12) 47 Straight-line rental income (899) (1,244) Amortization of market debt adjustment (612) (607) Change in fair value of derivatives 53 47 Noncontrolling interest 26 3 MFFO attributable to common stockholders $ 25,842 $ 29,170 Earnings per common share: Basic: Weighted-average common shares outstanding 182,246 182,988 Net income (loss) per share $ 0.01 $ 0.03 FFO per share 0.15 0.16 MFFO per share 0.14 0.16 Diluted: Weighted-average common shares outstanding 185,031 185,495 Net income (loss) per share $ 0.01 $ 0.03 FFO per share 0.15 0.16 MFFO per share 0.14 0.16

The Grocery REITPhillips Edison-ARC Grocery Center REIT II 17 Thank You www.grocerycenterREIT1.com 888.518.8073